UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                      The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 1, 2006

                             Openwave Systems Inc.
             (Exact name of registrant as specified in its charter)

         Delaware                    001-16073                94-3219054
(State or other jurisdiction   (Commission file number)   (I.R.S. Employer
      of incorporation)                                 Identification Number)

          2100 Seaport Boulevard                               94063
             Redwood City, CA                                (Zip Code)
(Address of principal executive offices)

       Registrant's telephone number, including area code: (650) 480-8000

                                      None
         (Former Name or Former Address, if Changed Since Last Report)

===============================================================================

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

Interim Stock Option Plan
-------------------------

         On November 1, 2006, the Board of Directors (the "Board") of Openwave Systems Inc. ("Openwave" or the "Company") approved and adopted an Interim Stock Option Plan (the "Plan") to allow the Company to create incentives for new employees through the grant of inducement stock awards.

         The Plan provides for the grant of nonqualified stock options and restricted stock bonuses to new hire employees. All grants pursuant to the Plan will be approved by the Company's Compensation Committee or a majority of independent directors. Provisions relating to exercise price, form of payment, vesting, exercisability and description of awards will be identical to those contained in the Company's 2006 Stock Option Plan. Equity awards issued pursuant to the Plan will be deducted from the number of shares authorized under the 2006 Stock Option Plan. The Plan will terminate automatically upon stockholder approval of the 2006 Stock Option Plan.

Amendment to Change of Control Severance Agreement
--------------------------------------------------

         On November 1, 2006, the Board also approved amendments to the Form of Change of Control Severance Agreement (the "Amended Form Severance Agreement"), as disclosed in Item 5.02 of this Current Report and incorporated herein by reference.

Amendment to Restricted Stock Award of Al Snyder
------------------------------------------------

         On November 1, 2006, the Compensation Committee of the Board of Directors approved an amendment to the restricted stock award of Al Snyder, former Chief Operating Officer of Openwave, as disclosed in Item 5.02 of this Current Report and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Change of Control Severance Agreement
--------------------------------------------------

         On November 1, 2006, the Board approved amendments to the Form of Change of Control Severance Agreement (the "Amended Form Severance Agreement"), intended to be executed with the Company's Named Executive Officers. Upon execution by the counterparties thereto, the Amended Form Severance Agreement will supersede and replace any prior individual agreements or arrangements relating to severance payments or vesting acceleration upon a change of control of the ownership of the Company once executed by the officer.

         In addition to a number of clarifying changes to the Amended Form Severance Agreement, including changes to comply with recent tax legislation, the amendments:

     o expand the period during which an Involuntary Termination (as defined therein) triggers benefits under the Amended Form Severance Agreement, from eighteen months following a Change of Control (as defined therein) to two months prior to and twenty-four months following a Change of Control;
     o provide for the acceleration of 100% of any then-unvested compensatory stock award immediately after the later of five business days after the last date of employment and seven days after a release of claims is executed between the officer and Company, and expand the events triggering acceleration;
     o provide a new payment benefit for Involuntary Termination in connection with a Change of Control in the form of a lump sum cash payment equal to two times the then-current annual base salary and target bonus amount for the CEO, one and one-half times the then-current annual base salary and target bonus amount for the general counsel or a senior executive who reports directly to the CEO (a member of "E-Staff"), and one times the then-current annual base salary and target bonus amount in all other cases, in each case, measured as of the date of the event constituting or giving rise to an Involuntary Termination;
     o provide a new benefit for Involuntary Termination during the Change of Control period in the form of continued coverage to the employee and eligible dependents or other qualified beneficiaries for medical, dental and vision insurance for a period of twenty four months for the CEO, eighteen months for the general counsel or a member of E-Staff, and twelve months in all other cases; and
     o remove certain limitations on payments by the Company with respect to "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, subject to the excise tax of Section 4999, and obligate the Company to provide such amounts to the employee as an additional lump sum cash payment, taking into account all applicable taxes, with the assumption that employee is liable for such at the highest marginal tax rate, and with no reduction in the amount of benefits received by the employee as the result.

     For purposes of the Amended Form Severance Agreement:

     o "Cause" is defined as: (i) gross negligence or willful misconduct in the performance of duties; (ii) repeated unexplained or unjustified absences; (iii) a material and willful violation of any federal or state law which if made public would injure the business or reputation of the Company as reasonably determined by the Board of Directors of the Company; (iv) refusal or willful failure to act in accordance with any specific lawful direction or order of the Company or stated lawful written policy of the Company; (v) commission of any act of fraud with respect to the Company; or (vi) conviction of a felony or a crime involving moral turpitude causing material harm to the standing and reputation of the Company, in each case as reasonably determined by the Board of Directors of the Company;

     o "Change of Control" is defined as the occurrence of any of the following: (i) sale, exchange, lease or other disposition of all or substantially all of the assets of the Company to a person or group of related persons (as such terms are defined or described in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) that will continue the business of the Company in the future; (ii) merger or consolidation involving the Company in which the voting securities of the Company owned by the shareholders of the Company immediately prior to such merger or consolidation do not represent, after conversion if applicable, more than fifty percent (50%) of the total voting power of the surviving controlling entity outstanding immediately after such merger or consolidation; provided that any person who (1) was a beneficial owner (within the meaning of Rules 13d-3 and 13d-5 promulgated under the Exchange Act) of the voting securities of the Company immediately prior to such merger or consolidation, and (2) is a beneficial owner (or is part of a group of related persons that is a beneficial owner) of more than 20% of the securities of the Company immediately after such merger or consolidation, shall be excluded from the list of "shareholders of the Company immediately prior to such merger or consolidation" for purposes of the preceding calculation); or (iii) The direct or indirect acquisition of beneficial ownership of at least fifty percent (50%) of the voting securities of the Company by a person or group of related persons (as such terms are defined or described in Sections 3(a)(9) and 13(d)(3) of the Exchange Act); provided, that "person or group of related persons" shall not include the Company, a subsidiary of the Company, or an employee benefit plan sponsored by the Company or a subsidiary of the Company (including any trustee of such plan acting as trustee); and

     o "Involuntary Termination" is defined as the Company's termination of or employee's resignation from the Company, in either case upon or within 3 months after the occurrence of any of the following events:
          (i) without employee's express written consent, significant reduction of the Employee's duties, authority, responsibilities, job title or reporting relationships relative to those in effect immediately prior to such reduction (and the Employee's responsibilities shall be deemed to be significantly reduced if the Employee is no longer an executive officer of the ultimate parent entity in the case of current executive officers; or on the executive officer management staff of the ultimate parent entity in the case of current E-Staff);
          (ii) without the employee's express written consent, a substantial reduction, without good business reasons, of the facilities and perquisites (including office space, secretarial support, other support staff, and location) available to employee immediately prior to such reduction; (iii) a reduction to employee's base salary by the Company; (iv) a material reduction by the Company in the kind or level of employee benefits, including bonuses, to which the employee was entitled immediately prior to such reduction with the result that the employee's overall benefits package is significantly reduced; (v) the relocation of the employee to a facility or a location more than twenty five (25) miles from the employee's then present location, without the employee's express written consent; (vi) any termination of the employee by the Company which is not effected for Disability (as defined therein) or for Cause, or any actual or purported termination effected by the Company for Disability or for Cause for which the grounds relied upon are not valid; (vii) the failure of the Company to obtain the assumption of this Agreement by any successor entity; or (viii) any act or set of facts or circumstances which would, under California case law or statute, constitute a constructive termination of the Employee.

         The foregoing is a summary description of certain terms of the Amended Form Severance Agreement and is qualified entirely by the text of the Amended Form Severance Agreement, a copy of which is filed to this Current Report on 8-K as Exhibit 10.01 and incorporated herein by reference.

Amendment to Restricted Stock Award of Al Snyder
------------------------------------------------

         On November 1, 2006, the Compensation Committee of the Board of Directors approved an amendment to the restricted stock award of Al Snyder, former Chief Operating Officer of Openwave, originally approved February 23, 2006 for 80,000 shares of common stock (the "Restricted Stock Award"). The Committee amended the Restricted Stock Award to align the performance criteria for acceleration of options under the Restricted Stock Award with Mr. Snyder's duties following the management restructuring announced by Openwave in August of 2006. The Compensation Committee also determined that Mr. Snyder met this amended performance criteria, and approved acceleration of the vesting for the entire Restricted Stock Award.


Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

         On November 1, 2006, the Company's Board of Directors approved an amendment to Article III, Section 3.2 of the Company's Amended and Restated Bylaws to decrease the number of directors on the Company's Board of Directors from seven to six. The amendment is effective November 1, 2006.

         The foregoing is a summary description of certain terms of the Amended and Restated Bylaws and is qualified entirely by the text of the Amended and Restated Bylaws, a copy of which is filed to this Current Report on Form 8-K as
Exhibit 3.01 and incorporated herein by reference.


Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number            Description

 3.01 Amended and Restated Bylaws of Openwave Systems Inc., as amended on November 1, 2006.
10.01 Form of Change of Control Severance Agreement, as amended on November 1, 2006.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                            OPENWAVE SYSTEMS INC.


                                            By:  /s/ Harold Covert
                                                 --------------------------
                                            Name:   Harold (Hal) Covert
                                            Title:  Executive Vice President
                                                    and Chief Financial Officer
Date:  November 7, 2006

EXHIBIT INDEX

Exhibit
Number            Description
 3.01             Amended and Restated Bylaws of Openwave Systems Inc., as
                  amended on November 1, 2006.
10.01             Form of Change of Control Severance Agreement, as amended
                  on November 1, 2006.